Exhibit 99




                                                           For Immediate Release
                                                           ---------------------


                                   LOCKHEED MARTIN, COMSAT COMBINATION COMPLETED
                                   ---------------------------------------------

    New Global Telecommunications Business To Provide Network Services, Advanced
    ----------------------------------------------------------------------------
                                    Technology Solutions To Enterprise Customers
                                    --------------------------------------------

BETHESDA, Maryland, August 3, 2000 -- Lockheed Martin Corporation
(NYSE: LMT) and COMSAT Corporation today announced the completion of their strategic combination following final approval from the Federal Communications Commission (FCC). The transaction was accomplished via a one-for-one tax-free exchange of Lockheed Martin common stock for COMSAT common stock for the remaining 51% of COMSAT stock Lockheed Martin did not own. The value of the exchange of common stock is approximately $790 million.

COMSAT will become an integral element of Lockheed Martin Global
Telecommunications, a wholly owned subsidiary of the Corporation comprising Lockheed Martin's telecommunications services business. The resultant new business, with projected revenues approaching $1 billion, plans to offer services in the U.S. as Lockheed Martin Global Telecommunications (LMGT), while offshore COMSAT International operations will retain their current designations.

Vance Coffman, chairman and chief executive officer of Lockheed Martin

Corporation, said, "We are glad the LMGT/COMSAT combination has concluded successfully. The strategic underpinning for the transaction is as strong today as when first proposed, and we're anxious to move ahead and expand LMGT's role in this dynamic marketplace. As we've also indicated,

strategic partnerships are being considered to unlock the value of the LMGT assets."



John V. Sponyoe, chief executive officer of LMGT, noted, "The worldwide demand for telecommunications services is growing rapidly, and we've created a new force in the marketplace to unlock the value of our telecommunications assets for the benefit of shareholders. Both Lockheed Martin and COMSAT have played unique roles in the history of telecommunications and together we offer an impressive array of advanced telecommunications services and products. We appreciate the timely fashion in which the FCC acted, enabling us to proceed with this combination."

Sponyoe also praised COMSAT President and Chief Executive Officer Betty C. Alewine, who is retiring after 14 years with the company. "Under Betty Alewine's stewardship, COMSAT reached new levels of performance, and her contributions to the integration of these two businesses have been invaluable."

        Combination of Assets Offers Full Range of Growth Opportunities

The new enterprise is organized along the following business lines:

     Network  Services - delivering  tailored, integrated solutions built on a
     -----------------
     foundation of quality, customer service, technology and network security. Network Services currently conducts business in 11 countries for over 1400 customers connecting more than 9000 international sites in the retail, banking, manufacturing, technology and other industries. It offers a full suite of end-to-end services for businesses, carriers and Internet service providers via the GlobalWaySM regional network in Latin America, with a direct connection to the U.S. Internet backbone, and expanded applications, including the newly announced SecuredgeSM network security solutions portfolio.

     Satellite Services - providing satellite capacity, network management and
     ------------------
     systems engineering services that extend voice, high-speed data and multimedia networks virtually anywhere worldwide. Telecommunications, broadcast and digital networking services between the U.S. and other countries are provided via the global, 19-satellite INTELSAT system. Satellite Services also includes COMSAT Mobile Communications, which services for mobile users at sea, in the air, and at remote land locations via the nine-satellite Inmarsat system and a worldwide network of earth stations. Personal satellite communications, offering voice, fax and data capabilities also are offered. Teleport services are provided on the east and west coasts of the United States. Strategic ventures, including Lockheed Martin Intersputnik, and minority ownership in New Skies, ACeS, Astrolink and Americom Asia-Pacific ventures also are valuable assets in this market segment.

     Systems & Technology - offering network design, wireless communications and
     --------------------
     network security, along with technical consulting services to provide customized, value-added solutions to enterprise customers. The line of business combines Lockheed Martin's network systems development capability with COMSAT Laboratories, a preeminent developer of advanced communications technologies.

     Additionally, LMGT Products will focus on increasing market potential for
                   -------------
     select technologies, including the LINKWAYTM family of broadband satellite networking products, and unlocking their value through strategic partners and licensing.

LMGT becomes the U.S. owner, and the largest shareholder, in both the INTELSAT and Inmarsat systems. Inmarsat fully privatized on April 15, 1999, and INTELSAT has targeted privatization for 2001. LMGT also is the largest owner in New Skies Satellites, N.V., the global, six-satellite system spun-off from INTELSAT into a private commercial company in 1998.

                                   Background

The COMSAT transaction, which was accomplished through two phases, was first announced in September 1998. The first phase, a cash tender offer for 49 percent of the outstanding shares of COMSAT common stock valued at approximately $1.2 billion, was completed in September 1999 following COMSAT shareholder approval and initial regulatory approvals.

Then, earlier this year, the ORBIT Act (Open-Market Reorganization for the Betterment of International Telecommunications) was enacted by Congress and signed by President Clinton, allowing the merger to proceed while also overhauling the Communications Satellite Act of 1962. With the final FCC approval, the second phase, the one-for-one stock exchange, of the transaction was completed.

COMSAT Corporation was created by the Communications Satellite Act of 1962 and incorporated as a publicly traded company in 1963. COMSAT was the driving force in the creation of INTELSAT, an international satellite organization that today has 143 member countries and signatories. COMSAT, over its 38-year history served as a global provider of satellite services and digital networking services, products, and technology.

COMSAT stock will cease to be traded today and all COMSAT stockholders will receive one share of Lockheed Martin Corporation stock for each share of COMSAT stock they currently hold.

Headquartered in Bethesda, Maryland, Lockheed Martin is a global enterprise principally engaged in the research, design, development, manufacture and integration of advanced-technology systems, products and services. The Corporation's core businesses are systems integration, space, aeronautics, and technology services. Lockheed Martin had 1999 sales surpassing $25 billion.
LMGT was formed in 1998 to focus and extend the Corporation's role in the global networking and applications services marketplace. With a legacy of designing and managing the world's most sophisticated secure high-speed data networks and global services for the U.S. government, and an innovative technology heritage, LMGT capably and rapidly delivers seamless and secure networking and applications solutions to corporate and government customers worldwide.

                                     # # #
CONTACT: Charles Manor, 301/897-6258; Morgan Broman, 301/214-3436

     ---------------------------------------------------------------------
SAFE HARBOR STATEMENT: Some of the statements in this news release are forward-looking and relate to anticipated future operating results. Forward-looking statements are based on Lockheed Martin Corporation management's current expectations and assumptions, which may be affected by the timing and outcome of pending or prospective regulatory actions, by developments concerning the privatization of INTELSAT, by international business conditions (e.g., foreign currency devaluation and economic instability in foreign markets), by business conditions affecting the value of LMGT's various equity investments and by other subsequent developments and business conditions, and necessarily involve risks and uncertainties. Therefore, there can be no assurance that actual future results will not differ materially from anticipated results. Readers should refer to Lockheed Martin's and COMSAT's disclosure documents filed with the Securities and Exchange Commission, including the recent Forms 10-k for the year ending December 31, 1998, for specific details on some of the factors that may affect operating results. Lockheed Martin expressly disclaims any obligation to update forward-looking statements.